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Exhibit 5.1

Venable LLP
Two Hopkins Plaza, Suite 1800
Baltimore, Maryland 21201-2978

January 27, 2004

CRIIMI MAE, Inc.
11200 Rockville Pike
Rockville, Maryland 20852

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We serve as special Maryland counsel to CRIIMI MAE Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration under the Securities Act of 1933, as amended (the "Act"), of the sale and issuance of an indeterminate number or amount, as the case may be, of the following securities (collectively, the "Offered Securities"): (a) senior debt or subordinated debt securities (the "Debt Securities"), (b) shares of Preferred Stock, $0.01 par value per share, of the Company ("Preferred Stock"), (c) warrants to purchase debt or equity securities of the Company (the "Warrants"), and (d) shares of Common Stock, $0.01 par value per share, of the Company ("Common Stock"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate public offering price not to exceed $200,000,000 and are covered by the above-identified Registration Statement and any amendments thereto (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

        1.     The Registration Statement and the related form of prospectus included therein (the "Prospectus") in the form in which it was transmitted to the Commission under the Act, certified as of a recent date by an officer of the Company;

        2.     The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

        3.     The Bylaws of the Company (the "Bylaws"), certified by an officer of the Company as of the date hereof;

        4.     Resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the Offered Securities, certified as of a recent date by an officer of the Company;

        5.     A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

        6.     A certificate executed by an officer of the Company, dated as of the date hereof; and

        7.     Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

        In expressing the opinion set forth below, we have assumed the following:

        1.     Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

        2.     Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

        3.     Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

        4.     All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provisions of the Documents, by action or omission of the parties or otherwise.

        5.     The Offered Securities will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of shares of Capital Stock (as defined in the Charter) contained in Article XI or Article XI.A of the Charter.

        6.     The issuance and terms of the Offered Securities to be issued by the Company from time to time will be approved by the Board of Directors or a duly authorized committee thereof in accordance with the Maryland General Corporation Law (the "MGCL"), the Charter and the Bylaws (such approval referred to herein as the "Corporate Proceedings").

        7.     Any Debt Securities will be issued under a valid and legally binding indenture (each, an "Indenture") that (i) is duly authorized by the Board of Directors or a duly authorized committee thereof, (ii) conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and (iii) does not violate the MGCL, the Charter or the Bylaws.

        8.     Prior to the issuance of any shares of Common Stock or Preferred Stock or Warrants exercisable into Common Stock or Preferred Stock, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock.

        9.     Appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon issuance and sale of any shares of Common Stock or Preferred Stock or upon the exercise of any Warrant into Common Stock or Preferred Stock and such certificates will comply with the MGCL, the Charter and the Bylaws.

        10.   Any Warrant will be issued under a valid and legally binding warrant agreement (each, a "Warrant Agreement") that (i) is approved by the Board of Directors or a duly authorized committee thereof, (ii) conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and (iii) does not violate the MGCL, the Charter or the Bylaws.

        11.   The underwriting, subscription or purchase agreements for offerings of the Offered Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the Prospectus or the applicable prospectus supplement.

        12.   At the time of issuance and sale of any Offered Securities, the Registration Statement will be effective and no stop order suspending the effectiveness of the Registration Statement will be in effect.

        13.   The issuance and sale of any Offered Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

        1.     The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

        2.     Upon (i) completion of all Corporate Proceedings relating to the Common Stock, and (ii) the due execution, countersignature and delivery of certificates representing the Common Stock, the Common Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

        3.     Upon (i) completion of all Corporate Proceedings relating to the Preferred Stock, (ii) filing of appropriate articles supplementary with the SDAT and the acceptance for record thereof by SDAT, and (iii) due execution, countersignature and delivery of certificates representing the Preferred Stock, the Preferred Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

        4.     Upon (i) completion of all Corporate Proceedings relating to the Warrants, and (ii) due execution, countersignature and delivery of the applicable Warrant Agreement with respect to the Warrants, the Warrants will be duly authorized and, upon due exercise of the Warrants in accordance with the applicable Warrant Agreement, the securities into which the Warrants are exercisable will be duly authorized.

        5.     Upon (i) completion of all Corporate Proceedings relating to the Debt Securities, (ii) due execution, countersignature and delivery of the Indenture relating to the Debt Securities, and (iii) due execution, countersignature and delivery of the Debt Securities in accordance with the Indenture, the Debt Securities will be duly authorized.

        The foregoing opinion is limited to the substantive corporate laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

        We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                        Very truly yours,

                        / s / VENABLE LLP

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Exhibit 5.1